Exhibit 5.1

January 7, 2020

US Ecology, Inc.

101 S. Capitol Blvd., Suite 1000

Boise, Idaho 83702

Re:          REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

I have acted as General Counsel and Secretary of US Ecology, Inc. (formerly known as US Ecology Parent, Inc.), a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), up to $4,000,000.00 of deferred compensation obligations (the “Obligations”), which represent unsecured obligations of the Company to pay deferred compensation in the future in accordance with the US Ecology, Inc. Nonqualified Deferred Compensation Plan (the “Plan”).

This opinion (this “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Obligations.

As your counsel, I have examined such documents and such matters of fact and law, and have asked such questions of the Company’s personnel, that I have deemed necessary for the purpose of rendering the Opinion expressed herein.

In connection with this Opinion, I have examined originals or copies (in each case signed, certified or otherwise proven to my satisfaction to be genuine) of: (i) the Plan; (ii) the Company’s Amended and Restated Certificate of Incorporation (the “Charter”); (iii) the Company’s Amended and Restated Bylaws as currently in effect; (iv) resolutions approving the corporate actions of the Company relating to the Plan and the Registration Statement and (v) such other documents, records and instruments that I have deemed appropriate for purposes of this Opinion.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as original documents, the conformity to original documents of all documents submitted to me as copies, the legal capacity of natural persons who are signatories to the documents examined by me and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

US Ecology, Inc.

January 7, 2020

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Obligations being offered under the Plan, when issued in accordance with the terms of the Plan, and when the Registration Statement has become effective under the Securities Act, will be valid and binding obligations of the Company, enforceable in accordance with the terms of the Plan, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law) and the discretion of the court or other body before which any proceeding may be brought.

I am a member of the Bar of the State of Idaho and the foregoing Opinion is limited to the laws of the State of Idaho and the General Corporation Law of the State of Delaware.

I hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, I do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Wayne R. Ipsen

Wayne R. Ipsen
Vice President, General Counsel & Secretary